EXHIBIT (g)


                             JOINT FILING AGREEMENT


Pursuant to Rule 13(d)-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on
Schedule 13D, including any amendments thereto.

This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute on and the same instrument.




Date:  October 25, 2002


DIAGEO PLC


By: /s/ Roger H. Myddelton
    ----------------------
    Name:  Roger H. Myddleton
    Title: Company Secretary



DIAGEO HOLDINGS NETHERLANDS B.V.


By: /s/ Margaretha Gerichhausen                  By: /s/ Thomas H. Creighton
    ---------------------------                     ------------------------
    Name:  Margaretha Gerichhausen                  Name:  Thomas H. Creighton
    Title: Director                                 Title: Director



DIAGEO MIDWEST B.V.


By: /s/ Margaretha Gerichhausen                  By: /s/ Thomas H. Creighton
    ---------------------------                      -----------------------
    Name:  Margaretha Gerichhausen                   Name:  Thomas H. Creighton
    Title: Director                                  Title: Director